UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2015

Madison Ventures Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-188753
(Commission File Number)

None
(IRS Employer Identification No.)

1208 Tamarind Road
Dasmarinas Village, Makati City
Metro Manila, Philippines 1222
(Address of principal executive offices and Zip Code)

+55 (442) 388-2645
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.06 Change in Shell Company Status.

On November 12, 2015, Ocure Ltd. ("Ocure"), an Israeli corporation, received the approval by the Office of the Chief Scientist of the Israeli Ministry of the Economy of Ocure's performance of the exclusive license agreement dated August 8, 2015 (the "License Agreement") between our company, Ocure, and Madison-IL Ltd., our wholly-owned subsidiary, incorporated in Israel.

Because such approval was the condition precedent to the respective obligations of each party to the License Agreement, management has determined that, as a result of such approval on November 12, 2015, our company ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934.

The information contained in this current report on Form 8-K, together with the information contained in the following documents filed with the Securities Exchange Commission (the "SEC"), constitutes the current "Form 10 Information" as defined in Rule 144 promulgated under the Securities Act of 1933:

1.	Quarterly Report on Form 10-Q, filed on November 18, 2015;

2.	Quarterly Report on Form 10-Q, filed on August 17, 2015;

3.	Current Report on Form 8-K, filed on August 12, 2015;

4.	Annual Report on Form 10-K, filed on July 14, 2015;

5.	Current Report on Form 8-K, filed on July 14, 2014;

6.

Descriptions of our securities, recent sales of unregistered securities, and indemnification of our directors and officers contained in the registration statement on Form S-1, as amended, filed under File No. 333-188753.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Madison Ventures Inc.

Date: December 28, 2015	By:	/s/ Gene Gregorio
Gene Gregorio
President, Secretary, Treasurer and Director